Exhibit 10.1
                                                                    ------------

                       AMENDMENT TO THE AGREEMENT BETWEEN

                            LOEHMANN'S HOLDINGS, INC.

                                       AND

                               ROBERT N. FRIEDMAN

     This Amendment (this "Amendment") to the Employment Agreement (the "Agreement") made and entered into as of January 1, 2001 between Loehmann's Holdings, Inc., a Delaware corporation (the "Company"), and Robert N. Friedman, an individual residing at ______________________________________________ (the
"Executive"), is dated as of May 10, 2002. Terms not defined herein are defined in the Agreement.

     WHEREAS, the Company and the Executive wish to extend the term of the Agreement subject to the provisions contained in this Amendment;

     NOW, THEREFORE, IT IS AGREED:

     1. Section 2 of the Agreement is hereby amended to read as follows:

          "2. TERM OF EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to render personal services to the Company and its Subsidiaries as Chief Executive Officer of the Company until June 30, 2006 (the "Initial Term"), which Initial Term shall be automatically extended for successive 12 month periods on the same terms and conditions, unless one Party provides to the other party a notice of non-renewal at least six (6) months prior to the expiration of the Initial Term or any extension thereof (hereinafter, the Initial Term, as the same may be extended, shall be referred to as the "Term"). Executive shall not be required to hold any position or to perform any duty or assignment materially inconsistent with those positions or his experience and qualifications, it being agreed and understood that the personal services to be rendered by Executive to the Company and its Subsidiaries hereunder are of a special and unique character."

     2. Section 5 of the Agreement is hereby amended to read as follows:

          "5.  PERFORMANCE CASH BONUSES.

               (i) With respect to each Fiscal Year ending during the Term, Executive will be eligible to receive a cash bonus equal to a percentage of his Base Salary upon the Company's achievement of certain performance thresholds as determined by the Board of Directors (the "Board of Directors").

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               (ii) The Board of Directors shall determine the performance thresholds and the amount of the bonus to be received for achieving each performance threshold prior to the commencement of each fiscal year.

               (iii) If such bonus is earned with respect to any Fiscal Year, such bonus will be paid to Executive within 30 days following receipt by the Company of its certified consolidated financial statements for the relevant year, but no later than 125 days after the end of the Fiscal Year to which such bonus relates.

     3. The remaining terms of the Agreement remain in full force and effect.

     4. This Amendment may be executed in one or more counterparts, and all such counterparts shall constitute one Amendment.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

                                        LOEHMANN'S HOLDINGS, INC.

                                        By: /s/ Robert Glass
                                           -------------------------------------
                                           Name:  Robert Glass
                                           Title: Chief Operating Officer

                                        /s/ Robert N. Friedman
                                        ------------------------------------
                                        Robert N. Friedman


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